                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 26, 1999

                         Progenics Pharmaceuticals, Inc.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      333-88931                13-3379479
(State or Other Jurisdiction           (Commission             (I.R.S. Employer
     of Incorporation)                 File Number)           Identification No.)

777 Old Saw Mill River Road                                         10591
    Tarrytown, New York                                          (Zip Code)
   (Address of Principal
    Executive Offices)

        Registrant's telephone number, including area code (914) 789-2800
                                    No Change
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Item 5.  Other Events

                  Progenics Pharmaceuticals, Inc. reported the information contained in the following press release dated October 26, 1999:

                     PROGENICS PHARMACEUTICALS, INC. REPORTS
                           THIRD QUARTER 1999 RESULTS

         TARRYTOWN, NY, OCTOBER 26, 1999 -- Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced its results of operations for the third quarter and first nine months of 1999.

         Revenues for the third quarter ended September 30, 1999, totaled $5.7 million compared to $3.9 million for the same quarter in 1998. For the nine months ended September 30, 1999, Progenics reported revenues of $11.6 million compared to $10.6 million for the comparable period in 1998. The increases resulted from the recognition of a milestone payment under our collaboration with Bristol-Myers Squibb Company. The Company's expenses for the third quarter of 1999 were $4.2 million compared to $3.2 million for the third quarter of 1998. For the nine months ended September 30, 1999, expenses totaled $13.6 million compared to $9.3 million for the nine months ended September 30, 1998. The primary reasons for the increase were the recognition of the Company's investment in the previously announced joint venture with CYTOGEN Corporation and the initiation of a license agreement with Protein Design Labs, Inc. Other increases reflect the continued advancement of several of the Company's products in clinical trials.

         The Company reported net income of $1.5 million or $0.16 per share (basic) and $0.13 per share (diluted) for the third quarter of 1999, compared to net income of $588,000 or $0.06 per share (basic and diluted) for the third quarter of 1998. For the nine months ended September 30, 1999, Progenics reported a net loss of ($2.0 million) or ($0.21) per share (basic and diluted) compared to a net income of $1.2 million or $0.13 per share (basic) and $0.11 per share (diluted) in 1998.

         "The third quarter was one in which Progenics achieved significant milestones in the development of its lead clinical programs. We reached the targeted enrollment in our pivotal Phase III trial for our GMK melanoma vaccine, triggering a milestone payment from our partner, Bristol-Myers Squibb. We also presented encouraging Phase I/II data on our HIV antibody PRO 542 at the Interscience Conference on Antimicrobial Agents and Chemotherapy, which showed the agent to be safe and to produce significant reductions in viral load with a single dose," said Ronald J. Prentki, Progenics' President. "Further, we have continued to maintain our strong financial position, being awarded $3.0 million in new grants from the National Institutes of Health to support Progenics HIV programs."

        Progenics Pharmaceuticals, Inc. is a biopharmaceutical company focusing on the development and commercialization of products for the treatment and prevention of cancer and viral diseases. The

Company's most advanced product, GMK, is a cancer vaccine in pivotal Phase III clinical trials for the treatment of malignant melanoma. A second cancer vaccine, MGV, with broad application to a variety of cancers, is entering Phase II trials. GMK and MGV are being developed in collaboration with Bristol-Myers Squibb Company. The Company, with CYTOGEN Corporation, has formed a joint venture focusing on the development of cancer immunotherapies based on PSMA (Prostate Specific Membrane Antigen) technology. The Company's lead HIV product, PRO 542, has completed two Phase I/II clinical trials, and a follow-on HIV product, PRO 367, is expected to commence Phase I/II in 1999. Progenics also has collaborations with F. Hoffmann-La Roche Ltd in the area of HIV fusion co-receptors, and with American Home Products and Pharmacopeia, Inc. focusing on small-molecules targeting the CD4 receptor.

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                  Three Months Ended              Nine Months Ended
                                                          --------------------------------  -------------------------------
                                                              9/30/99          9/30/98         9/30/99          9/30/98
                                                          ----------------  --------------  ---------------  --------------
Contract research and development..................           $ 5,027,984     $ 3,070,256      $ 9,887,816     $ 8,399,473
Research grants....................................               341,649         390,518          764,649         971,228
Product sales......................................                   500          73,759           35,315         110,205
Interest income....................................               301,849         371,078          894,960       1,097,703
                                                          ----------------  --------------  ---------------  --------------
   Total revenues..................................             5,671,982       3,905,611       11,582,740      10,578,609
                                                          ----------------  --------------  ---------------  --------------

Research and development expense...................             3,112,592       2,142,964        8,433,226       6,054,405
General and adminstrative..........................               762,308         940,007        2,738,976       2,876,990
Loss in joint venture..............................                96,753                        1,893,687
Interest expense...................................                40,953          13,493           69,458          31,785
Depreciation and amortization......................               162,412         134,973          467,194         362,252
                                                          ----------------  --------------  ---------------  --------------
   Total expenses..................................             4,175,018       3,231,437       13,602,541       9,325,432
                                                          ----------------  --------------  ---------------  --------------

      Operating income (loss)......................             1,496,964         674,174       (2,019,801)      1,253,177
Income taxes                                                                       86,250                           86,250
                                                          ----------------  --------------  ---------------  --------------

Net income (loss)..................................           $ 1,496,964     $   587,924      $(2,019,801)    $ 1,166,927
Net income (loss) per share:
            Basic..................................           $      0.16     $      0.06      $     (0.21)    $      0.13
                                                          ================  ==============  ===============  ==============
            Diluted................................           $      0.13     $      0.06      $     (0.21)    $      0.11
                                                          ================  ==============  ===============  ==============

Weighted average common shares outstanding:
            Basic..................................             9,429,496       9,051,024        9,425,114       9,025,803
                                                          ================  ==============  ===============  ==============
            Diluted................................            11,175,746      10,658,127        9,425,114      10,848,282
                                                          ================  ==============  ===============  ==============

                            CONDENSED BALANCE SHEETS

                                                         September 30, 1999                   December 31, 1998
                                                         ------------------                ------------------
Cash, cash equivalents and marketable securities.......       $23,356,491                      $24,650,139
Accounts receivable....................................         3,633,907                        1,634,480
Fixed assets, net......................................         1,334,435                        1,045,389
Other assets...........................................           689,402                          569,607
                                                          ----------------                  ---------------

Total assets...........................................       $29,014,235                      $27,899,615
                                                          ================                  ===============

Current liabilities....................................         2,836,261                        1,703,011
Other liablilities.....................................           884,194                          117,166
Stockholders' equity...................................        25,293,780                       26,079,438
                                                          ----------------                  ---------------

Total liabilities and stockholders' equity.............       $29,014,235                      $27,899,615
                                                          ================                  ===============


         This press release may contain certain forward-looking statements that relate to future events or future business and financial performance. Such statements can only be predictions and the actual events or results may differ from those discussed. The Company cautions that these statements are subject to important factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements and are more fully discussed in periodic reports and registration statements filed with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                           Progenics Pharmaceuticals, Inc.
                           ------------------------------
                           Registrant

                                             By:/s/ Robert A. McKinney
                                                --------------------------------
                                                Name:   Robert A. McKinney
                                                Title:  Vice President, Finance
                                                  and Operations and Treasurer

Dated:  October 26, 1999